As filed with the Securities and Exchange Commission on December 15, 1999

Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

CARDINAL HEALTH, INC.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	31-0958666 (I.R.S. Employer Identification No.)

7000 Cardinal Place, Dublin, Ohio (Address of Principal Executive Offices)	43017 (Zip Code)

CARDINAL HEALTH, INC. BROADLY-BASED EQUITY INCENTIVE PLAN
(Full title of the plan)

Steven Alan Bennett
Executive Vice President, General Counsel and Secretary
Cardinal Health, Inc.
7000 Cardinal Place
Dublin, Ohio 43017
(Name and address of agent for service)

(614) 757-5000
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

==================================================================================

		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price	aggregate offering	Amount of
to registered	registered(1)	per share(2)	price(2)	registration fee(2)

Common Shares without par value	12,000,000	$46.3125	$555,750,000	$146,718

==================================================================================

(1)	Also includes an indeterminable number of additional shares that may become issuable pursuant to the anti-dilution provisions of the Plans.

(2)	The registration fee has been calculated pursuant to Rule 457(c) and (h) based on the average of the high and low sale prices on December 10, 1999, of the Registrant’s Common Shares as reported on the New York Stock Exchange.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      The documents listed in (a) through (c) below are incorporated by reference in the registration statement. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of the filing of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities registered hereunder have been sold, or that de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of the filing of such documents.

(a)	The Annual Report on Form 10-K of the Company for the fiscal year ended June 30, 1999 filed with the Securities and Exchange Commission (the “Commission”) on September 2, 1999 (“Form 10-K”);

(b)	The Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended September 30, 1999 filed with the Commission on November 12, 1999;

(c)	The information contained in the Company’s Proxy Statement dated September 21, 1999 for its Annual Meeting of Shareholders held on November 3, 1999 which has been incorporated by reference in its Form 10-K; and

(d)	The description of the Company’s Common Shares contained in the Company’s Registration Statement on Form 8-A dated August 19, 1994, pursuant to Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel.

      The legality of the Common Shares offered hereby has been passed upon for the Company by Paul S. Williams, Deputy General Counsel of the Company. Mr. Williams holds Common Shares of the Company, as well as vested and unvested options to purchase Common Shares of the Company, and unvested restricted Common Shares of the Company.

Item 6. Indemnification of Directors and Officers.

      Section 1701.13(E) of the Ohio Revised Code sets forth conditions and limitations governing the indemnification of officers, directors, and other persons.

      Article 6 of the Company’s Restated Code of Regulations (“Code of Regulations”), as amended and restated, contains certain indemnification provisions adopted pursuant to authority contained in Section 1701.13(E) of the Ohio Revised Code. The Company’s Code of Regulations provides for the indemnification of its officers, directors, employees, and agents against all expenses with respect to any judgments, fines, and amounts paid in settlement, or with respect to any threatened, pending, or completed action, suit, or proceeding to which they were or are parties or are threatened to be made parties by reason of acting in such capacities, provided that it is determined, either by a majority vote of a quorum of disinterested directors of the Company or the shareholders of the Company or otherwise as provided in Section 1701.13(E) of the Ohio Revised Code, that (a) they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the Company; (b) in any action, suit, or proceeding by or in the right of the Company, they were not, and have not been adjudicated to have been, negligent or guilty of misconduct in the performance of their duties to the Company; and (c) with respect to any criminal action or proceeding, that they had no reasonable cause to believe that their conduct was unlawful. Section 1701.13(E) provides that to the extent a director, officer, employee, or agent has been successful on the merits or otherwise in defense of any such action, suit, or proceeding, such individual shall be indemnified against expenses reasonably incurred in connection therewith. At present there are no material claims, actions, suits, or proceedings pending where indemnification would be required under these provisions, and the Company does not know of any such threatened claims, actions, suits, or proceedings which may result in a request for such indemnification.

      The Company has entered into indemnification contracts with each of its directors and executive officers. These contracts generally: (i) confirm the existing indemnity provided to them under the Company’s Code of Regulations and assure that this indemnity will continue to be provided; (ii) provide that if the Company does not maintain directors’ and officers’ liability insurance, the Company will, in effect, become a self-insurer of the coverage; (iii) provide that, in addition, the directors and officers shall be indemnified to the fullest extent permitted by law against all expenses (including legal fees), judgments, fines, and settlement amounts incurred by them in any action or proceeding on account of their service as a director, officer, employee, or agent of the Company, or at the request of the Company as a director, officer, employee, trustee, fiduciary, manager, member or agent of another corporation, partnership, trust, limited liability company, employee benefit plan or other enterprise and; (iv) provide for the mandatory advancement of expenses to the executive officer or director in connection with the defense of any proceedings, provided that the executive officer or director agrees to reimburse the Company for that advancement if it is ultimately determined that the executive officer or director is not entitled to the indemnification for that proceeding under the agreement. Coverage under the contracts is excluded: (A) on account of conduct which is finally adjudged to be knowingly fraudulent, deliberately dishonest, or willful misconduct; or (B) if a final court of adjudication shall determine that such indemnification is not lawful; or (C) in respect of any suit in which judgment is rendered for violations of Section 16(b) of the Securities and Exchange Act of 1934, as amended, or provisions of any federal, state, or local statutory law; or (D) on account of any remuneration paid which is finally adjudged to have been in violation of law; or (E) on account of conduct occurring prior to the time the executive officer or director became an officer, director, employee or agent of the Company or its subsidiaries (but in no event earlier than the time such entity became a subsidiary of Cardinal); or (F) with respect to proceedings initiated or brought voluntarily by the executive officer or director and not by way of defense, except for proceedings brought to enforce rights under the indemnification contract.

      The Company maintains a directors’ and officers’ insurance policy which insures the officers and directors of the Company from any claim arising out of an alleged wrongful act by such persons in their respective capacities as officers and directors of the Company.

Item 8. Exhibits.

Exhibit Number	Description of Exhibit

4(a)	Specimen Certificate for the Registrant’s Class A Common Shares (1)

4(b)	Cardinal Health, Inc. Broadly-based Equity Incentive Plan

5	Opinion of Paul S. Williams as to legality of the Common Shares being registered

23(a)	Consent of Deloitte & Touche LLP

23(b)	Consent of PricewaterhouseCoopers LLP

23(c)	Consent of Arthur Andersen LLP

23(d)	Consent of Paul S. Williams (included in Opinion filed as Exhibit 5 hereto)

24	Power of Attorney (included in signature page to Registration Statement)

(1)	Included as an exhibit to the Registrant’s Registration Statement on Form S-4 (No. 333-74761) and incorporated herein by reference.

Item 9. Undertakings.

A. The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of Ohio, on the 15th day of December, 1999.

CARDINAL HEALTH, INC

By: /s/ Robert D. Walter
__________________________________

Robert D. Walter, Chairman and Chief Executive Officer

      Each of the undersigned officers and directors of Cardinal Health, Inc., an Ohio corporation (the “Company”), which proposes to file with the Securities and Exchange Commission a Registration Statement on Form S-8 under the Securities Act of 1933, as amended, hereby constitutes and appoints Robert D. Walter, Steven Alan Bennett, and Brendan A. Ford and each of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, in his/her name and on his/her behalf, to sign in any and all capacities such Registration Statement and any and all amendments (including pre- or post-effective amendments) and exhibits thereto, and any and all applications and other documents relating thereto, with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute. This Power of Attorney has been signed in the respective capacities and on the respective dates indicated below.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 15th day of December, 1999.

Signature	Title

/s/ Robert D. Walter __________________________ Robert D. Walter	Chairman, Chief Executive Officer and Director (principal executive officer)

/s/ Richard J. Miller __________________________ Richard J. Miller	Executive Vice President and Chief Financial Officer (principal financial officer)

/s/ Michael E. Beaulieu __________________________ Michael E. Beaulieu	Senior Vice President, Controller and Principal Accounting Officer (principal accounting officer)

/s/ Silas S. Cathcart __________________________ Silas S. Cathcart	Director

/s/ George H. Conrades __________________________ George H. Conrades	Director

/s/ John F. Finn __________________________ John F. Finn	Director

/s/ Robert L. Gerbig __________________________ Robert L. Gerbig	Director

/s/ John F. Havens __________________________ John F. Havens	Director

/s/ Regina E. Herzlinger __________________________ Regina E. Herzlinger	Director

/s/ John C. Kane __________________________ John C. Kane	Director

/s/ J. Michael Losh __________________________ J. Michael Losh	Director

/s/ John B. McCoy __________________________ John B. McCoy	Director

/s/ Richard C. Notebaert __________________________ Richard C. Notebaert	Director

/s/ Michael D. O’Halleran __________________________ Michael D. O’Halleran	Director

/s/ Melburn G. Whitmire __________________________ Melburn G. Whitmire	Director

EXHIBIT INDEX

EXHIBIT
NUMBER	EXHIBIT DESCRIPTION

4(a)	Specimen Certificate for the Registrant’s Class A Common Shares (1)

4(b)	Cardinal Health, Inc Broadly-based Equity Incentive Plan

5	Opinion of Paul S. Williams as to legality of the Common Shares being registered

23(a)	Consent of Deloitte & Touche LLP

23(b)	Consent of PricewaterhouseCoopers LLP

23(c)	Consent of Arthur Andersen LLP

23(d)	Consent of Paul S. Williams (included in Opinion filed as Exhibit 5 hereto)

24	Power of Attorney (included in Signature Page to Registration Statement)

(1)	Included as an exhibit to the Registrant’s Registration Statement on Form S-4 (No. 333-74761) and incorporated by reference.